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                               Executive Income
                            Split Dollar Agreement

         AGREEMENT, made and entered into this First day of March, 1990, by and between Philipp Brothers Chemicals, Inc., a corporation duly organized and existing under the laws of the State of New Jersey, and having its usual place of business at 1 Parker Plaza, Fort Lee, NJ (hereinafter sometimes called the "Corporation"), and ____ ________, currently residing at _________________,
_________, __, (hereinafter called "Executive"),

         WITNESSETH THAT:

         WHEREAS, the Executive is presently employed by the Corporation in the position of _________, in which capacity his services have contributed to the successful operation of the Corporation, and the Corporation and its Directors believe it is in the best interest of the Corporation to retain the services of the Executive; and

         WHEREAS, the Corporation is desirous of assisting the Executive in paying for a pre--retirement life insurance benefit; and

         WHEREAS, the Corporation has determined that this insurance can best be provided under a "split dollar" arrangement and the Corporation has applied for Insurance Policy No. 32000924 (the "policy") issued by Guardian Life Insurance Company of America (the "Insurer") in the face amount of $1,000,000 on the Executive's life; and

         WHEREAS, the Corporation and the Executive agree to make said insurance policy subject to this split dollar agreement.

         NOW, THEREFORE, in consideration of the premises, and the services to be rendered to the Corporation by the Executive, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Corporation and the Executive hereby mutually covenant and agree as follows:


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                                   ARTICLE I
                   Policy Ownership and Dividend Application

         1.01 The policy has been issued to the Corporation as the owner thereof. The Corporation will have and may exercise all ownership rights in the policy, including, without limitation, the following:

                  (a) The Corporation will have the right to designate the beneficiary, as provided in Article III hereof.

                  (b) The Corporation will have the right to borrow from the Insurer and to secure that loan by the policy for any purpose including, but not limited to, borrowing for the purpose of paying premiums without giving notice to the Executive.

         1.02 Except as provided in paragraph 1.01 above, the Corporation agrees with the Executive that so long as this agreement is in force, it will not exercise any rights under the policy which will compromise or reduce the death benefit payable to the beneficiary.

         1.03 Dividends payable under the policy, if any, will be applied as the Corporation shall determine.

         1.04 As between the Executive and the Corporation, this agreement shall take precedence over any provisions of the policy (including any riders, amendments and attachments thereto) in case of a conflict between the terms of the policy and this agreement.

                                  ARTICLE II
                              Payment of Premiums

         2.01 As long as this agreement is in force, the Executive and the Corporation agree to share in the payment of premiums on said policy of insurance in such amounts and in the manner set forth below:

                  The Executive's share of the annual premium shall be that portion of the annual premium due on the policy that is equal to the amount of the economic benefit that would be taxable to the Executive but for the payment by the Executive of such amount based upon an amount of insurance protection equal to the Executive's death benefit specified in Article I.

         2.02 The amount of economic benefit that would be taxable to the Executive shall be computed in accordance with the Insurer's current published rate per $1,000 of insurance protection for Individual 1--year term life insurance available to all standard risks as provided in Revenue Ruling 66--110, 1966--1 C.B.12.

         2.03 In order to facilitate the payment of premiums on the policy, it is agreed that the Corporation in the first policy year, and in each year thereafter and as long as this agreement is in force, shall forward the total amount of the premium then currently due and payable on the policy directly to the Insurer and, immediately thereafter, it shall indicate in the appropriate Corporate records that the annual sum payable by the Executive as provided for above in Section 2.01, shall be added to his annual salary or compensation.


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                                  ARTICLE III
                            Beneficiary Provisions

         3.01 If the Executive dies while this agreement is in force, the policy death benefit shall be paid, in a lump sum, as follows:

                    (a) The first $1,000,000 of death benefit proceeds shall be paid to the wife of the Executive, if she shall survive the Executive, or if she shall then be deceased, then to the Executive's lawful issue then surviving, in equal shares, per stirpes.

                    (b) If the death benefit proceeds shall exceed $1,000,000, then the first $1,000,000 shall be paid as provided in "(a)" above and any excess shall be paid, as follows:

                           (i)  There shall be paid to Philipp Brothers
Chemicals, Inc. an amount equal to the aggregate premiums which it shall have paid on the policy from the inception thereof up to the date of the Executive's death; and

                           (ii) The entire remaining balance of death benefit
proceeds shall be paid as provided in "(a)" above.

         3.02 If the Executive shall die while this agreement is in force, the Corporation agrees to take such action as may be necessary to obtain payment from the insurer of the amounts payable to the beneficiaries as herein provided.

                                  ARTICLE IV
                           Termination of Agreement

         4.01 This agreement shall automatically terminate upon the happening of any of the following events:

                    (a) The Executive's termination of employment voluntarily, or his discharge for any reason prior to death. The Executive's total disability shall not be considered a termination of employment.

                    (b) Express termination of this agreement by either the Corporation or the Executive at any time upon 30 days written notice to the other.

                    (c) On the day prior to the date of the Executive's retirement, which retirement date shall be the day prior to the first day of the month in which the insured has his sixty-fifth (65th) birthday, unless with the consent of the Directors of the Corporation, the Executive remains in the active and full-time employment after the above stated retirement date. The retirement date as used in this Agreement shall refer to the actual retirement date of the Executive. The retirement date shall be specified on a Policy Contract Change Form provided by the Insurer.

                    (d) Death of the Executive subject, however, to the provisions of Article III.

                    (e) Lapse or termination of the policy.

                                   ARTICLE V
                                Reorganization

         5.01 The Corporation agrees that it will not merge or consolidate with another corporation or organization, or permit its business activities to be taken over by any other organization unless and until the

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succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Corporation herein set forth.


                                  ARTICLE VI
                                Governing Laws

         6.01 This Agreement shall be governed by and construed in accordance with the laws of New Jersey, where it is made and to be performed. It sets forth the entire agreement between the parties concerning the subject matter thereof, and any amendment shall be made only in writing. This Agreement shall bind and benefit the parties and their legal representatives and successors.

                                  ARTICLE VII
                         Not a Contract of Employment

         7.01 This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision restrict the right of the Corporation to discharge the Executive.

                                 ARTICLE VIII
            Employee Retirement Income Security Act of 1974 (ERISA)

         8.01 For the purposes of ERISA, the Corporation shall be the "Named Fiduciary" and "Plan Administrator" of the split dollar life insurance plan for which this Agreement is hereby designated the written plan instrument.

         8.02 The Corporation's Board of Directors may authorize a person or group of persons to fulfill the responsibilities of the Corporation as Plan Administrator. The Named Fiduciary or the Plan Administrator may employ others to render advice with regard to its responsibilities under the plan. The Named Fiduciary may also allocate fiduciary responsibilities to others and may exercise any other powers necessary for the discharge of its duties to the extent not in conflict with ERISA.

                                  ARTICLE IX
                               Claims Procedure

         9.01 The following Claims Procedures shall control the determination of benefit payments under this Plan:

                    (a) Any insured, beneficiary or other individual ("claimant") entitled to benefits under the plan or under the policy shall file a claim request with the Plan Administrator with respect to benefits under the Plan and with the Insurer with respect to benefits under the policy. The Plan Administrator shall, upon written request of a claimant, make available copies of any claim forms or instructions provided by the Insurer or advise the Claimant where copies of such forms or instructions may be obtained.

                    (b) Denial of Claim. A Claim for Benefits under the Plan shall be denied if the Corporation determines that the claimant is not entitled to receive benefits under the Plan. Notice of a denial shall be furnished to the Claimant within a reasonable period of time after receipt of the Claim for Benefits by the Plan Administrator. In the case of benefits which are provided under the policy, the initial decision on the claims shall be made by the Insurer.

                    (c) Content of Notice. The Plan Administrator shall provide within ninety (90) days to every Claimant who is denied a Claim for Benefits written notice setting forth, in a manner calculated to be understood by the Claimant, the following:

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                           1.  The specific reason or reasons for the denial;

                           2.  specific reference to pertinent Plan
provisions on which the denial is based;

                           3.  A description of any additional material or
information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                    4. An explanation of the Plan's Claim Review Procedure as set forth below.

                    (d) Review Procedure. The purpose of the Review Procedure is to provide a method by which a Claimant may have a reasonable opportunity to appeal a denial of a Claim to the Named Fiduciary for a full and fair review. To accomplish that purpose, the Claimant or his duly authorized representative:

                           1.  May require a review upon written application
to the Named Fiduciary;

                           2.  May review pertinent Plan documents; and

                           3.  May submit issues and comments in writing. A
Claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Named Fiduciary at any time within sixty (60) days after receipt by the Claimant of written notice of the denial of his claim.

                    (e) Decision on Review. A decision on review of a denied claim shall be made in the following manner:

                           1.  The decision on review shall be made by the
Named Fiduciary, who may in his discretion hold a hearing on the denied claim. Such decision shall be made promptly, and not later than sixty (60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review.

                           2.  The decision on review shall be in writing and
shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions upon which the decision is based.

                                   ARTICLE X
                                   Amendment

          10.01 No beneficiary under the policy shall obtain any vested right to have this Agreement continued in force and it may be amended or modified in whole or in part by the Executive and the Corporation in writing at any time without the consent of said beneficiary.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals this First day of March, 1990.



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Philipp Brothers Chemicals, Inc.
By:
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